Exhibit 10.12


     Schedule of Executed Joint Venture Agreements
               By and Between Coverntry Corporation


Coventry Corporation a wholly-owned subsidary of Sterling House Corporation has entered into the following agreements with Elderly Living, Limited Partnership which vary only in the following material respects from Exhibit 10.13.

Project Entities                   Date Executed           Facility Location

Hartford Development               June 25, 1997            Gainesville, FL
Limited Partnership                                         Punta Gorda, FL

Dorset Development,                July 31, 1997            Winter Haven, FL
Limited Partnership                                         Deland, FL

Newcastle Development, L.L.C.      July 31, 1997            Hickory, NC

York Development, Limited          July 31, 1997            Bowling Green, OH
                                                            Englewood, OH